ASSET PURCHASE AGREEMENT


     This Asset Purchase Agreement is made and entered into as of the 21st day of June, 1996, by and among Morgan Paris, Inc. ("MPI"), an Ohio corporation ("Seller"), Derma Sciences, Inc. ("DSI"), a Pennsylvania corporation ("Buyer"), and Kathryn H. Dumas ("Dumas"), an individual residing in the State of Ohio and the sole shareholder of Seller. This Agreement shall be effective as of the 1st day of May, 1996.

                              W I T N E S S E T H:

     WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, substantially all of Seller's assets used in connection with Seller's business;

     NOW THEREFORE, for and in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    I. ASSETS

1.1 Asset Purchase. Subject to the terms and conditions of this Agreement, and in reliance on the representations and warranties contained in this Agreement, Seller shall sell to Buyer, and Buyer shall purchase from Seller, free and clear of all liabilities, liens and encumbrances, the following assets and property of Seller used in connection with the operation of Seller's business (the "Purchased Assets"):

          a)   The names  "Derma  Marketing"  and  "Morgan  Paris" and any other
               registered   trade  name  or  d.b.a.   and   trademarks,   logos,
               Internetaddresses or domain names.

          b) MPI's rights under the Master Distributorship Agreement (dated November 19, 1993), Supplemental Agreement (dated November 19,
               1993),  and Territory  Licensing  Agreement (dated July 1, 1993).

          c)   Goodwill.

          d)   Customer list.

          e)   Territory sales records.

          f)   Business records.


1.2 Excluded Assets. Notwithstanding the above, the following of Seller's assets relating to or used in connection with Seller's business shall not be sold to Buyer hereunder (the "Excluded Assets"):

          a) MPI's receivables which Seller has represented consist solely of several claims currently in litigation in Chicago, Illinois.

          b)   Inventory.

          c)   Physical assets.

1.3 Liabilities. Buyer does not assume or agree to assume, pay, discharge or perform any obligations, liabilities or commitments of Seller, including, but not limited to, any equipment or real estate leases, obligations of any kind to present or former employees, sales representatives and independent contractors. All liabilities and obligations of any kind shall remain the responsibility of the Seller.

                             II. PRICE AND PAYMENT

   2.1 Purchase Price. The purchase price for the Purchased Assets, excluding the cash on hand, is Three Hundred Fifty Thousand Dollars ($350,000). One Hundred Sixty Thousand Dollars ($160,000) of the purchase price shall be paid by Buyer to Seller at the Closing. The remaining One Hundred Ninety Thousand Dollars ($190,000) shall be paid by Buyer to Seller in two equal installments of Ninety-Five Thousand Dollars ($95,000) each, the first to be paid on or before December 31, 1997; the second to be paid on or before December 31, 1998. Buyer shall not be obligated to pay interest on the amount of the purchase price as a whole or on any installment payment thereof. In the event that for any reason a closing does not occur, Buyer shall not be obligated to make any payments to Seller.

   2.2 Allocation of Purchase Price. The purchase price may be allocated among the Purchased Assets by Buyer in its sole discretion.

   2.3 Manner of Payment: All payments under this Agreement shall be made by cashier's check payable to "Greenwood & Associates IOLTA Account" for the benefit of Morgan Paris, Inc.

                                 III. CLOSING

   3.1 Closing. The closing shall be held at the offices of Dinsmore & Shohl at 10:00 a.m. on June 21st , 1996, or at such other time or place as the parties may agree upon in writing (the "Closing" or the "Closing Date").

   3.2   Deliveries.

         a)    At  the  Closing  the  Seller  will   deliver:   bills  of  sale,
               assignments and other instruments of transfer as shall be appropriate to carry out the intent of this Agreement, and as shall be sufficient to transfer to Buyer all rights title and interest of Seller in and to the Purchased Assets in accordance with Seller's representations and warranties set forth herein. In the event the transfer or delivery of any instrument, interest or asset to be assigned, transferred or delivered to Buyer hereunder requires the consent of any party, Seller shall obtain such consent in writing and deliver a copy of same to Buyer.

        b) Each party agrees that at any time and from time to time after Closing, it shall, upon the request and at the expense of the other, do, execute, acknowledge and deliver or will cause to be done, executed, acknowledged or delivered all such further acts, assignments, transfers, powers of attorney, documents or assurances as may be required for final and complete implementation of the transactions contemplated herein.


                   IV. REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller and Dumas hereby make the following representations and warranties, all of which shall be made as of, and shall be true on, the Closing Date and all of which shall survive the Closing Date:

   4.1 Corporate. Seller is a corporation duly organized and existing under the laws of the State of Ohio, and has the power and authority to own its properties and carry on its business in the manner in which such business is conducted.

   4.2 Authorization for Agreement. The execution, delivery and performance of this Agreement by Seller in accordance with the terms and provisions of this Agreement have been duly authorized by appropriate corporate action of Seller.

   4.3 Power to Perform. Seller and Dumas have full power, right and authority to enter into this Agreement and to perform its obligations under this Agreement, and this Agreement is legal, valid and binding on Seller and Dumas and is enforceable against Seller and Dumas in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization or similar debtor relief legislation affecting the rights of creditors generally.

   4.4 Title to Purchased Assets. The Purchased Assets shall be owned by Seller and transferred and sold to Buyer on the Closing Date, free and clear of any liens, claims or encumbrances.

                   V. REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby makes the following representations and warranties, all of which shall be made as of, and be true on, the Closing Date, and all of which shall survive the Closing Date:

   5.1 Corporate. Buyer is a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania, and has the power and authority to own its properties and carry on its business in the manner in which such business is to be conducted.

   5.2 Authorization for Agreement. The execution, delivery and performance of this Agreement by Buyer in accordance with the terms and provisions of this Agreement have been duly authorized by appropriate corporate action of Buyer.

   5.3 Power to Perform. Buyer has full power, right and authority to enter into this Agreement and to perform their obligations under this Agreement, and this Agreement is legal, valid and binding on Buyer and is enforceable against Buyer in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization or similar debtor relief legislation affecting the rights of creditors generally.

   5.4 Performance. Buyer shall perform all of their obligations, including payments, provided for herein, when due.

                           VI. CONDITIONS TO CLOSING

   6.1 Conditions to Buyer's Obligations. The obligations of Buyer under this Agreement are subject to the occurrence at or before the Closing Date of the following conditions:

        a) Seller's representations and warranties shall be true and correct in all material respects as of the Closing Date, and Seller shall have performed and complied with all agreements and conditions of this Agreement to be performed or complied with by Seller before or at the Closing.

        b) It is expressly understood and agreed that Buyer's obligation to consummate the Closing is conditioned upon the occurrence of each of the events described below ("Conditions of Closing") at or prior to closing (any one or more of which may be waived by Buyer):

               i)   Execution of a mutual  settlement  and release of all claims
                    in  the  case   captioned   Morgan  Paris,  Inc.  v.  Derma
                    Sciences, Inc. (S.D. Ohio, filed September 7, 1994) , Case No. C-1-94-614, on or before the Closing date and in the form shown in Attachment~B, hereto.

               ii) A stipulated entry of dismissal of all claims must be filed in the case captioned Morgan Paris, Inc. v. Derma Sciences, Inc. (S.D. Ohio, filed September 7, 1994), Case No. C-1-94-614 on or before the closing date.


   6.2 Conditions to Seller's Obligations. The obligations of Seller under this Agreement are subject to the occurrence at or before the Closing Date of the following conditions:

     a) Buyer's representations and warranties shall be true and correct in all material respects as of the Closing, and Buyer shall have performed and complied with all agreements and conditions of this Agreement to be performed or complied with by Buyer before or at the Closing.

     b) Buyer shall have delivered a certified check in the full amount of One Hundred Sixty Thousand Dollars ($160,000), as set forth above in
          Section 2.1.

                                VII. TERMINATION

  7.1 Buyer's obligations under this Agreement shall terminate immediately in the event that any of the following occur:

     a) Infringement of any patent held by DSI by Dumas or Kenneth Heyl ("Heyl"), or by any agent of Dumas and/or Heyl, or by any business, whether incorporated or unincorporated, in which Dumas and/or Heyl own a majority interest either individually or collectively.

     b) Representation, marketing or sale of any product which infringes upon any patent held by DSI by Dumas or Heyl, or by any agent of Dumas and/or Heyl, or by any business, whether incorporated or unincorporated, in which Dumas and/or Heyl own a majority interest either individually or collectively.

     c) Filing of a lawsuit by Dumas or Heyl or any business, whether incorporated or unincorporated, in which Dumas and/or Heyl own a majority interest either individually or collectively against Buyer, Seller's former sales persons, Omnicare, Inc., or any of Buyer's Master Distributors involving issues raised in or related to the case captioned Morgan Paris, Inc. v. Derma Sciences, Inc., Case No. C-1-94-614.



                      VIII. WAIVER OF BULK SALES COMPLIANCE

   8.1 Waiver of Bulk Sales. Buyer hereby waives Seller's obligation to comply with the applicable requirements of the bulk transfer laws of the State of Ohio. Seller shall indemnify, defend and hold Buyer harmless from and against any and all suits, actions, losses, liabilities, damages, demands, costs and expenses, including reasonable attorneys' fees, incurred or suffered by Buyer arising out of or relating to Seller's noncompliance with such bulk transfer laws.


                              IX. OTHER AGREEMENTS

   9.1 Publicity. Neither Seller nor Dumas nor Heyl nor any officer or employee of Seller shall make or authorize any third party to make any public announcement or institute any advertisement or otherwise publicize or disclose the terms of this agreement or any of the matters referred to herein.

                                X. MISCELLANEOUS

  10.1 Sales and Related Taxes. Any sale, purchase, documentary recording, transfer or use tax under the law of any state, county, city or subdivision thereof, which may be due as a result of the transfer of the Purchased Assets under this Agreement, shall be paid by Seller.

  10.2 Governing Law. This Agreement shall be governed by, interpreted under and construed in accordance with the laws of the State of Ohio. All disputes involving this Agreement must be resolved or litigated in the United States District Court for the Southern District of Ohio.

  10.3 Effect. All of the terms of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective parties, together with their agents, officers, directors, employees, successors, legal representatives and assigns.

  10.4 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to its subject matter.

  10.5 Amendments. No modification, amendment, discharge or change of this Agreement, except as otherwise provided herein, shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, amendment, discharge or change is sought.

  10.6 Notices. All notices, demands, requests and other communications under this Agreement shall be in writing and shall be deemed properly served when received if delivered by hand or messenger service with proof of receipt of the party to whose attention it is directed, or when received if sent, postage prepaid, by United States mail, return receipt requested:

              If to Buyer, to:
                                        Derma Sciences, Inc.
                                        121 West Grace Street
                                        Old Forge, Pennsylvania  18518


              If to Seller or Dumas,
              to:
                                        c/o Scott T. Greenwood, Esq.
                                        Greenwood & Associates
                                        2301 Carew Tower
                                        441 Vine Street
                                        Cincinnati, Ohio  45202

     or such other address as may be designated in writing to the other parties from time to time.

   10.7 Assignment. Neither Seller nor Dumas may assign this Agreement or any of their rights, duties or obligations hereunder without the prior written consent of Buyer.

   IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                    SELLER:

                                    MORGAN PARIS, INC.

                                    By:  /s/  Kathryn H. Dumas
                                         ---------------------
                                         Kathryn H. Dumas
                                         President




                                    BUYER:

                                    DERMA SCIENCES, INC.


                                    By:  /s/  John T. Borthwick
                                         ---------------------
                                         John T. Borthwick
                                         President and Chief Executive Officer



                                    DUMAS:


                                         /s/  Kathryn H. Dumas
                                         ---------------------
                                         Kathryn H. Dumas